                                                                    Exhibit 3(h)
                                                                    ------------

                               State of Delaware
                               -----------------

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


          I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF "THE ALLEN GROUP

INC." FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF SEPTEMBER,

A.D. 1993, AT 1 O'CLOCK P.M.

          A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO

NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                         * * * * * * * * * * * * * * *














                                            /s/ William T. Quillen
                                          --------------------------------------
                             [logo]       William T. Quillen, Secretary of State
                                          --------------------------------------

                                          AUTHENTICATION:  *4058641

733256011                                       DATE:           09/16/1993

                            CERTIFICATE ELIMINATING
                         $1.75 CONVERTIBLE EXCHANGEABLE
                           PREFERRED STOCK, SERIES A
                         PURSUANT TO SECTION 151(G) OF
                            GENERAL CORPORATION LAW


          THE ALLEN GROUP INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          That pursuant to authority conferred upon the Board of Directors of the Corporation pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, said Board of Directors adopted the following resolutions at a meeting duly held on September 9, 1993 for the purpose of eliminating from the Restated Certificate of Incorporation, as amended, all references to the Corporation's $1.75 Convertible Exchangeable Preferred Stock, Series A:

          "WHEREAS, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Restated Certificate of Incorporation, as amended, of the Corporation, there was created, out of the 3,000,000 shares of Preferred Stock of the Corporation authorized in Article Fourth of its Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation consisting of 2,300,000 shares of this Corporation's $1.75 Convertible Exchangeable Preferred Stock, Series A (the "Series A Stock"), and, on May 7, 1986, this Corporation filed with the Secretary of State of the State of Delaware a Certificate of Designations, Powers, Preferences and Rights relating to the Series A Stock which had the effect of amending this Corporation's Restated Certificate of Incorporation, as amended, to add certain provisions relating to the Series A
          Stock; and

          WHEREAS, subsequent to May 7, 1986, 2,300,000 shares of Series A Stock were issued, and all of such shares were subsequently converted into shares of Common Stock of the Corporation by the holders thereof or redeemed by this Corporation; and

          WHEREAS, 2,300,000 shares of Series A Stock are authorized for issuance but none of such shares is outstanding on the date hereof, and this Corporation intends to issue none of such shares, and, therefore, this Corporation wishes to amend its Restated Certificate of Incorporation, as amended, to eliminate therefrom all references relating to the Series A Stock so that such 2,300,000 shares shall resume their status as authorized but unissued shares of Preferred Stock of this Corporation.

          NOW, THEREFORE, BE IT RESOLVED, that none of the Series A Stock is outstanding on the date hereof and that from and after the date hereof no shares of Series A Stock shall be issued by this Corporation subject to the Certificate of Designations, Powers, Preferences and Rights relating to such Series A Stock filed on May 7, 1986 and that all provisions relating to the Series A Stock shall be eliminated from the Restated Certificate of Incorporation, as amended, of this Corporation; and





                                      -27-
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                                                                              2.

          FURTHER RESOLVED, that the officers of this Corporation, and each of them, hereby are authorized to execute and acknowledge and to file and record or cause to be filed and recorded a certificate pursuant to Section 151(g) of the General Corporation Law of the State of Delaware setting forth these resolutions for the purpose of amending this Corporation's Restated Certificate of Incorporation, as amended, to eliminate therefrom all references relating to the Series A Stock."


          IN WITNESS WHEREOF, THE ALLEN GROUP INC. has caused this certificate to be signed by Robert A. Youdelman, its Senior Vice President-Finance, and attested by McDara P. Folan, III, its Secretary, this 9th day of September, 1993.


                               THE ALLEN GROUP INC.



                               By:  /s/ Robert A. Youdelman
                                  --------------------------------
                                   Senior Vice President-Finance



ATTEST:


By:  /s/ McDara P. Folan, III
    ----------------------------------
              Secretary



AGREEMTS\ELIMIN